UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Aon Corporation (“Aon”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2010.  A total of 239,883,439 shares of Aon’s common stock were represented at the Annual Meeting in person or by proxy, or 89.11% of the total shares entitled to vote.  At the Annual Meeting, stockholders elected all fourteen of the directors nominated by Aon’s Board of Directors and ratified the appointment of Ernst & Young LLP as Aon’s independent registered public accounting firm for 2010.

The results of the voting were as follows:

	For	Against	Abstentions
Election of Directors
Lester B. Knight	209,870,195	8,598,071	154,541
Gregory C. Case	216,113,680	2,427,276	81,851
Fulvio Conti	207,733,536	10,814,021	75,250
Edgar D. Jannotta	207,542,738	10,964,818	115,251
Jan Kalff	216,515,948	1,988,464	118,395
J. Michael Losh	206,391,711	12,150,816	80,281
R. Eden Martin	139,371,979	79,073,571	177,257
Andrew J. McKenna	203,891,183	14,660,111	71,513
Robert S. Morrison	216,402,437	2,135,836	84,534
Richard B. Myers	215,099,198	3,406,286	117,323
Richard C. Notebaert	214,333,247	4,168,340	121,220
John W. Rogers Jr.	191,232,215	27,307,168	83,424
Gloria Santona	210,555,544	7,921,084	146,179
Carolyn Y. Woo	209,753,294	8,798,414	71,099

There were 21,260,632 broker non-votes with respect to each nominee.

	For	Against	Abstentions
Ratification of the Appointment of Independent Registered Public Accounting Firm	237,104,898	2,637,365	141,176

There were no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary

Date: May 26, 2010